UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 __________________
FORM 8-K __________________
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 4, 2015 (September 1, 2015)
Townsquare Media, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	333-197002 (Commission File Number)	27-1996555 (I.R.S. Employer Identification No.)
240 Greenwich Avenue Greenwich, Connecticut 06830 (203) 861-0900 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices) __________________
Check the appropriate box below if Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 435 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 1.01    Entry Into a Material Definitive Agreement

On September 1, 2015, Townsquare Media, Inc. (the “Company”), entered into Incremental Amendment Agreement No. 1 (the “Amendment”), to that certain credit agreement dated as of April 1, 2015 with Royal Bank of Canada, as administrative agent and collateral agent and the lenders and financial institutions party thereto (the “Senior Secured Credit Facility”). The Amendment, among other things, amended the Senior Secured Credit Facility to increase the existing term loan facility (the “Existing Term Loan Facility”) by $45 million (the “2015 Incremental Term Loans”). The 2015 Incremental Term Loans are on the same terms as the term loans under the Existing Term Loan Facility and are subject to the conditions set forth in the Senior Secured Credit Facility. The net proceeds of the 2015 Incremental Term Loans were used by a subsidiary of the Company to finance the acquisition of Heartland Group, LLC ("Heartland") and its subsidiaries, including North American Midway Entertainment, LLC.

Item 2.01    Completion of Acquisition or Disposition of Assets

On September 1, 2015, the Company completed its previously-announced acquisition of all of the issued and outstanding membership interests of Heartland, for total consideration of $75.5 million, subject to certain working capital and other adjustments. Of the total purchase price, $5.5 million was comprised of Class A common stock (a total of approximately 482,000 shares) of the Company. The cash portion of the purchase price was financed with net proceeds of the Incremental Term Loans described above, together with cash on hand.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item.

Item 9.01    Financial Statements and Exhibits

(a) Financial Statements for Businesses Acquired.

The financial information required to be filed with respect to the acquired business described in Item 2.01 will be filed as soon as practicable, and in any event within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed with respect to the acquired business described in Item 2.01 will be filed as soon as practicable, and in any event within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWNSQUARE MEDIA, INC.

By:	/s/ Stuart Rosenstein
Name: Stuart Rosenstein
Title: Executive Vice President and Chief Financial Officer

Date: September 4, 2015

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